UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 13, 2015

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 S. Howard, Suite 601, Spokane WA  99201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 13, 2015, Ambassadors Group, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at the Company’s offices, 157 S. Howard, Suite 601, Spokane, Washington 99201, in accordance with the Notice of Special Meeting of Stockholders sent on or about September 17, 2015 to all stockholders of record at the close of business on September 10, 2015. The final results of voting on each of the matters submitted to a vote of the stockholders at the Special Meeting are set forth below.

Matter 1: Approval of the Voluntary Dissolution and Liquidation of the Company Pursuant to a Plan of Dissolution and Liquidation:

At the Special Meeting, the stockholders approved the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution and Liquidation (the “Plan of Dissolution”).  Matter 1 received the following votes:

For:	15,823,331
Against:	7,364
Abstain:	473
Broker non-votes:	none

Matter 2: Approval to Grant Discretionary Authority to the Board of Directors to Adjourn the Special Meeting to Solicit Additional Proxies:

At the Special Meeting, the stockholders approved the proposal to grant discretionary authority to the Board of Directors to adjourn the Special Meeting, even if a quorum were present, to solicit additional proxies, if necessary or appropriate, in the event that there were insufficient votes to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.  The Board of Directors determined not to exercise this authority and, as a result, there was no adjournment of the Special Meeting.  Matter 2 received the following votes:

For:	15,651,309
Against:	179,416
Abstain:	443
Broker non-votes:	none

Item 8.01.	Other Events.

In connection with the proposed dissolution of the Company, on October 13, 2015, the Company provided notice to NASDAQ of its intent to voluntarily delist its common stock from NASDAQ. The Company intends to file a Form 25 with the Securities and Exchange Commission on or about October 23, 2015 to commence the delisting process.

A copy of the press release issued by the Company on October 13, 2015 is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits

Exhibit 99.1 – Press Release dated October 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.
Date: October 13, 2015
	By:	/s/ Philip B. Livingston

Philip B. Livingston
Chief Executive Officer